City of Boston
                       Office of the City Clerk
                       Approval Date Nov 21 1995
                                     City Clerk

                   AMENDMENT TO DECLARATION OF TRUST

     MITCHELL HUTCHINS/KIDDER, PEABODY INVESTMENT TRUST III
        (formerly, Kidder, Peabody Investment Trust III)

            ESTABLISHMENT AND DESIGNATION OF CLASSES

           WHEREAS, Section 5.11 of the Declaration of Trust of the Mitchell Hutchins/Kidder, Peabody Investment Trust III (the "Trust"), dated the 8th day of April 1993 (as amended from time to time, the "Declaration"), provides that the Trustees may classify or reclassify an unlimited number of shares of beneficial interest, $.001 per share, of any series of the Trust into one or more classes of such series;

          WHEREAS, pursuant to Section 5.11(f) of such Declaration, such establishment and designation may be effective upon the execution of an instrument in writing by an officer of the Trust, pursuant to a vote of a majority of the Trustees;

          NOW, THEREFORE, the undersigned, being a Trustee of the Trust, does hereby certify, pursuant to Section 5.11(f) of the Declaration of the Trust, the following,

               (A) that the Trustees of the Trust, by approving by majority vote the Choice Pricing System, duly designated, at the meeting of the Board of Trustees of the Trust held on August 25, 1993, the following classes of shares with respect to the PaineWebber Small Cap Growth Fund (formerly, Mitchell
Hutchins/Kidder, Peabody Small Cap Growth Fund):

                         Class A Shares
                         Class B Shares
                         Class C Shares

and that the purchase price of the Class A, Class B, Class C shares, the price, terms and manner of redemption, and determination and the net asset value of the such shares be established by the Trustees of the Trust in accordance with the Declaration and be set forth in the then currently effective Prospectus and Statement of Additional Information of the Trust relating to the Fund as amended from time to time under the Securities Act of 1933, as amended; and
               (B) that the Trustees of the Trust, at a meeting held on August 30, 1995, duly resolved, by majority vote, to rename, effective November 10, 1995, currently issued and outstanding Class B shares as Class C shares, to rename, effective November 10, 1995, currently issued and outstanding Class C shares as Class Y shares without thereby changing the relative rights and preferences of such shares and to further divide an unlimited number of unissued shares or previously issued and reacquired shares of beneficial interest of the Fund into a new class of Class B shares;

          and that, all currently issued and outstanding Class B shares are hereby denominated as Class C shares and shall continue to be entitled to have the relative rights and preferences accorded to such shares prior to such denomination;

          and that, all currently issued and outstanding Class C shares are hereby denominated as Class Y shares and shall continue to be entitled to have the relative rights and preferences accorded to such shares prior to such denomination;

          and that, an unlimited number of unissued shares and previously issued and reacquired shares of beneficial interest of the Fund are hereby established and designated as PaineWebber Small Cap Growth Fund Class B Shares (the "Class B shares") which Class
B shares shall be entitled to have the relative rights and preferences accorded to Shares under the Declaration, and shall have further rights and preferences as are set forth below:

          (1) The proceeds of the redemption of a Class B share (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Class B shares pursuant to the terms of the issuance of the shares (to the extent consistent with the Investment Company Act of 1940, as amended, or regulations or exemptions thereunder) and the Trust shall promptly pay to such distributor the amount of such contingent deferred sales charge.
          (2)(a) Each Class B share, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Class B share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Fund's prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Class B shares occurred or (ii) for Class B shares obtained through an exchange, the date on which the issuance of the Class B shares of an eligible PaineWebber fund occurred, if such shares were exchanged directly, or through a series of exchanges, for the Fund's Class B shares (the "Conversion Date").

          (b) Each Class B share purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Fund for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

          (c) The number of Class A shares into which a Class B share is converted pursuant to paragraphs (2)(a) and (2)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemption thereof at the time of the calculation of the net asset value on the Conversion Date.

          (d) On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).
          (e) For purposes of Paragraph (2)(a)(ii) above the term "eligible PaineWebber fund" includes any and all mutual funds for which PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. serves as investment adviser that offer shares with a contingent deferred sales charge imposed upon certain redemptions of such shares and that are exchangeable with the Fund's Class B shares.

          (3)(a) The purchase price of the Class B shares, (b) the price, additional terms and manner of redemption of the Class B shares, (c) the determination of the net asset value of the Class
B shares, and (d) the relative dividend rights of holders of Class B shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the then currently effective prospectus and statement of additional information of the Trust relating to the Fund, as amended from time to time, under the Securities Act of 1933, as amended.

           IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has hereunto set his hand this 20th day of November, 1995.

                                    /s/ Norman R. Jordan
                                    Trustee